UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2020

AERPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9987 Carver Road Cincinnati, OH		45242
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 985-1920

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ARPO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

Aerpio Pharmaceuticals, Inc. (the “Company”, “we” or “us”) entered into an Amendment No. 1 (the “Amendment”) to the License Agreement (the “Agreement”) with a wholly-owned subsidiary of Gossamer Bio, Inc. (including its affiliates, “Gossamer”), effective on May 11, 2020, which amended the License Agreement entered into by such parties on June 24, 2018. Pursuant to the Agreement, the Company has granted Gossamer an exclusive, sublicensable license to develop and commercialize AKB-4924 (re-designated GB004) and other structurally related products worldwide. As described in greater detail below, the Amendment modified certain economic terms contained in the original Agreement. The summary below supersedes the description of such certain economic terms of the original Agreement contained in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2018 (File No. 000-53057). Other than as modified by the Amendment, all other terms of the original Agreement remain unchanged.

As required by the Amendment, Gossamer made a one-time payment to us of $15.0 million on the effective date of the Amendment. Under the Agreement, as amended, we are also eligible to receive up to $40.0 million in approval milestone payments related to indications in ulcerative colitis and Crohn’s disease, and up to $50.0 million in sales milestone payments. Under the Agreement, as amended, we are also eligible to receive tiered royalties on sales of licensed products at percentages ranging from the low to mid single digits, subject to certain customary reductions. In addition, under Section 6.4 of the original Agreement, we may continue to elect, under certain circumstances, in lieu of receiving the foregoing milestone payments and royalties, to receive 20% of the payments received by Gossamer and its stockholders (with some exclusions) in connection with Gossamer’s grant of a sublicense or other rights to the licensed products or if Gossamer undergoes a change of control and the value of the transaction exceeds a certain value (provided that Gossamer can prevent the Company from exercising this option if the parent company of Gossamer is the entity undergoing the change of control, in which case each of the royalty rate percentages described above would automatically be increased by low single digits). Conversely, the Company could be required to accept such 20% of those payments, if Gossamer agrees to pay the Company a certain minimum upon Gossamer and its stockholders being paid. Such amount may be reduced if the subject transaction includes pharmaceutical candidates or products or other named asset categories in addition to the licensed products.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The original Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2018 (File No. 000-53057).

Item 8.01	Other Events

On May 12, 2020, the Company issued a press release announcing its entry into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Amendment No. 1 to License Agreement, dated May 11, 2020, by and between Aerpio Pharmaceuticals, Inc. and GB004, Inc.

99.1	Press release issued by Aerpio Pharmaceuticals, Inc., on May 12, 2020.

*	Certain confidential portions of this exhibit (indicated by brackets and asterisks) have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2020	AERPIO PHARMACEUTICALS, INC.

	By:	/s/ Joseph Gardner, Ph.D.
Joseph Gardner
President and Founder